Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces First Quarter 2017 Financial Results

New York, NY – May 9, 2017 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), an internally-managed net lease real estate investment trust, today reported its financial results for the first quarter ended March 31, 2017.

Total Company

•	Net income attributable to W. P. Carey of $57.5 million, or $0.53 per diluted share

•	AFFO of $134.2 million, or $1.25 per diluted share

•	Affirm 2017 AFFO guidance range of $5.10 to $5.30 per diluted share

•	Quarterly cash dividend raised to $0.9950 per share, equivalent to an annualized dividend rate of $3.98 per share

Business Segments

Owned Real Estate

•	Segment net income attributable to W. P. Carey of $51.1 million

•	Segment AFFO of $125.9 million, or $1.17 per diluted share

•	Substantially completed expansion projects totaling $37.3 million during and subsequent to the 2017 first quarter

•	Gross disposition proceeds totaling $52.8 million

•	Portfolio occupancy of 99.1%

Investment Management

•	Segment net income attributable to W. P. Carey of $6.4 million

•	Segment AFFO of $8.3 million, or $0.08 per diluted share

•	Assets under management of $13.0 billion

W. P. Carey Inc. 3/31/2017 Earnings Release 8-K – 1

Balance Sheet & Capitalization

•	Issued €500 million of 2.250% Senior Unsecured Notes due 2024

•	Amended and restated existing unsecured credit facility increasing capacity to $1.85 billion

MANAGEMENT COMMENTARY

“For the 2017 first quarter, we generated AFFO per diluted share of $1.25, which reflects a number of the proactive steps we took over the last year, including planned real estate dispositions, financing activities that lowered our overall cost of debt and our focus on operational efficiency,” said Mark J. DeCesaris, Chief Executive Officer of W. P. Carey. “We also raised our quarterly cash dividend to 99.5 cents per share, while maintaining a conservative payout ratio. As has been the case since we converted to a REIT in 2012, the vast majority of the earnings that support our dividend were generated through our core competency of net lease investing for our Owned Real Estate portfolio.”

QUARTERLY FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs (net revenues) for the 2017 first quarter totaled $188.1 million, down 23.0% from $244.2 million for the 2016 first quarter, due primarily to lower net revenues from Owned Real Estate.

•
Owned Real Estate: Owned Real Estate revenues excluding reimbursable tenant costs (net revenues from Owned Real Estate) for the 2017 first quarter were $163.5 million, down 23.8% from $214.7 million for the 2016 first quarter, due primarily to $32.2 million of lease termination income recognized during the prior-year period related to a property sold during that period and lower lease revenues resulting from planned dispositions, partly offset by lease revenues from properties acquired during 2016.

•
Investment Management: Investment Management revenues excluding reimbursable costs (net revenues from Investment Management) for the 2017 first quarter were $24.6 million, down 16.6% from $29.5 million for the 2016 first quarter, due primarily to lower structuring revenues resulting from lower investment activity on behalf of the Managed Programs, partly offset by higher asset management fees as a result of growth in assets under management.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2017 first quarter was $57.5 million, up 0.2% compared to $57.4 million for the 2016 first quarter, due primarily to lower depreciation and amortization resulting from planned dispositions, restructuring and other compensation expenses recognized during the prior-year period, an allowance for credit losses recorded during the prior-year period, lower interest expense and expenses related to our formal strategic review (which was completed in May 2016) recognized during the prior-year period, partly offset by lower net revenues.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2017 first quarter was $1.25 per diluted share, down 4.6% from $1.31 per diluted share for the 2016 first quarter, due primarily to (i) lower structuring revenues; (ii) lease termination income recognized during the prior-year period related to a property sold during that period; and (iii) lower lease revenues resulting from planned dispositions. These factors were partly offset by (i) lower interest expense, due primarily to a lower weighted-average interest rate on the Company’s debt; (ii) lower general and administrative expenses; and (iii) higher asset management fees.

•	Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

W. P. Carey Inc. 3/31/2017 Earnings Release 8-K – 2

Dividend

•
As previously announced, on March 16, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.9950 per share, equivalent to an annualized dividend rate of $3.98 per share. The dividend was paid on April 17, 2017 to stockholders of record as of March 31, 2017.

AFFO GUIDANCE

•	For the 2017 full year, the Company affirms that it expects to report AFFO of between $5.10 and $5.30 per diluted share, based on the following key assumptions:

(i)	acquisitions for the Company’s Owned Real Estate portfolio of between $450 million and $650 million;

(ii)	dispositions from the Company’s Owned Real Estate portfolio of between $350 million and $550 million;

(iii)	acquisitions on behalf of the CPA® REITs of between $300 million and $500 million; and

(iv)	acquisitions on behalf of other Managed Programs of between $400 million and $700 million.

BALANCE SHEET AND CAPITALIZATION

Euro-Denominated Bond Issuance

•
As previously announced, on January 19, 2017, the Company completed an underwritten public offering of €500 million aggregate principal amount of 2.250% Senior Notes due July 19, 2024, issued by its wholly owned subsidiary, WPC Eurobond B.V., and guaranteed by W. P. Carey Inc. The Company used the net proceeds from this offering to reduce amounts outstanding under its senior unsecured credit facility.

Senior Unsecured Credit Facility

•
As previously announced, on February 22, 2017, the Company amended and restated its senior unsecured credit facility, increasing the capacity under the facility to $1.85 billion. The facility is comprised of a $1.5 billion revolving line of credit maturing in four years with two six-month extension options, a €236.3 million ($250.0 million equivalent) term loan maturing in five years and a $100.0 million delayed draw term loan also maturing in five years. The delayed draw term loan may be drawn within one year and allows for borrowings in U.S. dollars, euros or British pounds sterling.

OWNED REAL ESTATE

Investments

•
During the 2017 first quarter, the Company fully funded and completed one expansion project at a cost of $3.3 million. Subsequent to quarter end, construction was substantially completed on two further expansion projects for an additional expected investment of $34.0 million.

Dispositions

•
During the 2017 first quarter, the Company disposed of three properties and a parcel of vacant land from its Owned Real Estate portfolio for total gross proceeds of $52.8 million, before transaction-related costs and fees.

Composition

•
As of March 31, 2017, the Company’s Owned Real Estate portfolio consisted of 900 net lease properties, comprising 86.6 million square feet leased to 214 tenants, and two hotel operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 9.6 years and the occupancy rate was 99.1%.

W. P. Carey Inc. 3/31/2017 Earnings Release 8-K – 3

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global and CPA®:18 – Global (the CPA® REITs), Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) (the CWI REITs, and together with the CPA® REITs, the Managed REITs), Carey Credit Income Fund (CCIF) and Carey European Student Housing Fund I, L.P. (CESH I, and together with the Managed REITs and CCIF, the Managed Programs).

Acquisitions

•	During the 2017 first quarter, the Company structured new investments totaling $111.0 million on behalf of the Managed Programs, including transaction-related costs and fees.

Assets Under Management

•	As of March 31, 2017, the Managed Programs had total assets under management of approximately $13.0 billion, up 12.1% from $11.6 billion as of March 31, 2016.

Net Investor Capital Inflows

•	During the 2017 first quarter, investor capital inflows for the Managed Programs, including Distribution Reinvestment Plan proceeds, net of redemptions, totaled $302.5 million, primarily into CWI 2.

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Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2017 first quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on May 9, 2017.

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Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Tuesday, May 9, 2017 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (US) or +1-201-689-8762 (international)

Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

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W. P. Carey Inc. 3/31/2017 Earnings Release 8-K – 4

W. P. Carey Inc.

W. P. Carey Inc. is a leading internally-managed net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions primarily for companies in the U.S. and Europe. At March 31, 2017, the Company had an enterprise value of approximately $10.7 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded publicly-registered and private investment programs with assets under management of approximately $13.0 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

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Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. DeCesaris, including statements regarding our operational efficiencies and cost reductions; weighted-average lease term and occupancy rate of our owned real estate and other portfolio characteristics; growth in assets under management; annualized dividends and payout ratio; disposition and capital recycling plans, and the intended results thereof; investor capital inflows, including our access to capital markets, as well as our financing activities, cost of debt and interest expense levels; adjusted funds from operations coverage and guidance, including underlying assumptions, our revenue mix; and anticipated future financial and operating performance and results, including underlying assumptions and estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2016. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

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W. P. Carey Inc. 3/31/2017 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2017	December 31, 2016
Assets
Investments in real estate:
Real estate, at cost	$5,209,837	$5,204,126
Operating real estate, at cost	81,783	81,711
Accumulated depreciation	(521,835)	(484,437)
Net investments in properties	4,769,785	4,801,400
Net investments in direct financing leases	688,234	684,059
Assets held for sale	14,764	26,247
Net investments in real estate	5,472,783	5,511,706
Equity investments in the Managed Programs and real estate	312,140	298,893
Cash and cash equivalents	152,834	155,482
Due from affiliates	106,113	299,610
In-place lease and tenant relationship intangible assets (net of accumulated amortization of $346.1 million and $322.1 million, respectively)	805,100	826,113
Goodwill	636,871	635,920
Above-market rent intangible assets (net of accumulated amortization of $225.7 million and $210.9 million, respectively)	407,480	421,456
Other assets, net	304,507	304,774
Total Assets	$8,197,828	$8,453,954

Liabilities and Equity
Liabilities:
Senior Unsecured Notes, net	$2,343,062	$1,807,200
Non-recourse debt, net	1,386,542	1,706,921
Senior Unsecured Credit Facility - Term Loans, net	250,944	249,978
Senior Unsecured Credit Facility - Revolver	192,804	676,715
Accounts payable, accrued expenses and other liabilities	255,754	266,917
Below-market rent and other intangible liabilities (net of accumulated amortization of $43.3 million and $40.6 million, respectively)	119,914	122,203
Deferred income taxes	83,375	90,825
Distributions payable	107,816	107,090
Total liabilities	4,740,211	5,027,849
Redeemable noncontrolling interest	965	965

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (none issued)	—	—
Common stock	107	106
Additional paid-in capital	4,400,389	4,399,961
Distributions in excess of accumulated earnings	(945,515)	(894,137)
Deferred compensation obligation	47,266	50,222
Accumulated other comprehensive loss	(246,234)	(254,485)
Total W. P. Carey stockholders’ equity	3,256,013	3,301,667
Noncontrolling interests	200,639	123,473
Total equity	3,456,652	3,425,140
Total Liabilities and Equity	$8,197,828	$8,453,954

W. P. Carey Inc. 3/31/2017 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Revenues
Owned Real Estate:
Lease revenues	$155,781	$157,105	$175,244
Operating property revenues	6,980	7,071	6,902
Reimbursable tenant costs	5,221	6,201	6,309
Lease termination income and other (a)	760	1,093	32,541
	168,742	171,470	220,996
Investment Management:
Reimbursable costs from affiliates	25,700	20,061	19,738
Asset management revenue	17,367	16,375	14,613
Structuring revenue	3,834	16,338	12,721
Dealer manager fees	3,325	2,623	2,172
Other advisory revenue	91	1,913	—
	50,317	57,310	49,244
	219,059	228,780	270,240
Operating Expenses
Depreciation and amortization	62,430	62,675	84,452
Reimbursable tenant and affiliate costs	30,921	26,262	26,047
General and administrative	18,424	24,230	21,438
Property expenses, excluding reimbursable tenant costs	10,110	10,956	17,772
Stock-based compensation expense	6,910	3,051	6,607
Dealer manager fees and expenses	3,294	3,808	3,352
Subadvisor fees (b)	2,720	4,131	3,293
Property acquisition and other expenses (c)	73	18	5,566
Impairment charges	—	9,433	—
Restructuring and other compensation (d)	—	—	11,473
	134,882	144,564	180,000
Other Income and Expenses
Interest expense	(41,957)	(43,913)	(48,395)
Equity in earnings of equity method investments in the Managed Programs and real estate	15,774	16,476	15,011
Other income and (expenses)	516	(3,731)	3,871
	(25,667)	(31,168)	(29,513)
Income before income taxes and gain on sale of real estate	58,510	53,048	60,727
Benefit from (provision for) income taxes	1,305	(7,826)	(525)
Income before gain on sale of real estate	59,815	45,222	60,202
Gain on sale of real estate, net of tax	10	3,248	662
Net Income	59,825	48,470	60,864
Net income attributable to noncontrolling interests	(2,341)	(766)	(3,425)
Net Income Attributable to W. P. Carey	$57,484	$47,704	$57,439

Basic Earnings Per Share	$0.53	$0.44	$0.54
Diluted Earnings Per Share	$0.53	$0.44	$0.54
Weighted-Average Shares Outstanding
Basic	107,562,484	107,487,181	105,939,161
Diluted	107,764,279	107,715,965	106,405,453

Distributions Declared Per Share	$0.9950	$0.9900	$0.9742
__________

(a)	Amount for the three months ended March 31, 2016 includes $32.2 million of lease termination income related to a property sold during that period.

(b)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA®:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 30% of the initial acquisition fees and 100% of asset management fees paid to us by CPA®:18 – Global. Pursuant to the terms of the subadvisory agreement we have with the subadvisor in connection with CCIF, we pay a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(c)	Amount for the three months ended March 31, 2016 includes expenses related to our formal strategic review, which was completed in May 2016, of $5.5 million.

(d)
Amount represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

W. P. Carey Inc. 3/31/2017 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net income attributable to W. P. Carey	$57,484	$47,704	$57,439
Adjustments:
Depreciation and amortization of real property	61,182	61,373	82,957
Gain on sale of real estate, net	(10)	(3,248)	(662)
Impairment charges	—	9,433	—
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,541)	(3,184)	(2,625)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO	2,717	1,059	1,309
Total adjustments	61,348	65,433	80,979
FFO Attributable to W. P. Carey (as defined by NAREIT) (a)	118,832	113,137	138,418
Adjustments:
Above- and below-market rent intangible lease amortization, net (b)	12,491	12,653	(1,818)
Stock-based compensation	6,910	3,051	6,607
Tax benefit – deferred	(5,551)	(2,433)	(2,988)
Straight-line and other rent adjustments (c)	(3,500)	(4,953)	(26,912)
Other amortization and non-cash items (d) (e)	2,094	5,584	(3,202)
Amortization of deferred financing costs (e)	1,400	926	723
Loss on extinguishment of debt	912	224	1,925
Realized losses (gains) on foreign currency	403	1,102	(212)
Property acquisition and other expenses (f)	73	18	5,566
Restructuring and other compensation (g)	—	—	11,473
Allowance for credit losses	—	—	7,064
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO	550	2,810	1,321
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(376)	(595)	1,499
Total adjustments	15,406	18,387	1,046
AFFO Attributable to W. P. Carey (a)	$134,238	$131,524	$139,464

Summary
FFO attributable to W. P. Carey (as defined by NAREIT) (a)	$118,832	$113,137	$138,418
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share (a)	$1.10	$1.05	$1.30
AFFO attributable to W. P. Carey (a)	$134,238	$131,524	$139,464
AFFO attributable to W. P. Carey per diluted share (a)	$1.25	$1.22	$1.31
Diluted weighted-average shares outstanding	107,764,279	107,715,965	106,405,453
_________

(a)	FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

(b)
Amount for the three months ended March 31, 2016 includes an adjustment of $15.6 million due to the acceleration of a below-market lease from a tenant of a domestic property that was sold during that period.

(c)
Amount for the three months ended March 31, 2016 includes an adjustment to exclude $27.2 million of the $32.2 million of lease termination income recognized in connection with a domestic property that was sold during that period, as such amount was determined to be non-core income. Amount for the three months ended March 31, 2016 also reflects an adjustment to include $1.8 million of lease termination income received in December 2015 that represented core income for the three months ended March 31, 2016.

(d)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(e)
Effective July 1, 2016, the amortization of debt premiums and discounts, which was previously included in Other amortization and non-cash items, is included in Amortization of deferred financing costs. Prior periods are retrospectively adjusted to reflect this change. Amortization of debt premiums and discounts for the three months ended March 31, 2016 was $0.6 million.

(f)	Amount for the three months ended March 31, 2016 includes expenses related to our formal strategic review, which was completed in May 2016, of $5.5 million.

(g)
Amount represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

W. P. Carey Inc. 3/31/2017 Earnings Release 8-K – 8

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries, and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as property acquisition and other expenses (which includes expenses related to the formal strategic review that we completed in May 2016), certain lease termination income, and expenses related to restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements during the three months ended March 31, 2016. We also exclude realized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 3/31/2017 Earnings Release 8-K – 9